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                                                                    EXHIBIT 99.3

                  CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR

     Pursuant to Rule 438 of the Securities Act of 1933, as amended, the undersigned hereby consents to being named as a director of AlliedSignal Inc. (to be renamed Honeywell International Inc.).

                                                 /s/ Michael R. Bonsignore
                                           -------------------------------------
                                                  Michael R. Bonsignore

Minneapolis, Minnesota
June 28, 1999